Exhibit 24

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints James R. Martin or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-KSB and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-KSB has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ James E. Valentine	Date: March 29, 2005
James E. Valentine, Chairman

/s/ James R. Martin	Date: March 29, 2005
James R. Martin, President & CEO

/s/ Eric L. Tichenor	Date: March 29, 200
Eric L. Tichenor, Vice President and Cashier

/s/ Barbara L. Alexander	Date: March 29, 2005
Barbara L. Alexander, Director

/s/ Robert L. Bell	Date: March 29, 2005
Robert L. Bell, Director

/s/ Stephen R. Brooks	Date: March 29, 2005
Stephen R. Brooks, Director

/s/ Harvey M. Havlichek	Date: March 29, 2005
Harvey M. Havlichek, Director

/s/ James R. Martin	Date: March 29, 2005
James R. Martin, Director

/s/ Saad Mossallati	Date: March 29, 2005
Saad Mossallati, Director

/s/ Leonard W. Nossokoff	Date: March 29, 2005
Leonard W. Nossokoff, Director

/s/ J. Christopher Pallotta	Date: March 29, 2005
J. Christopher Pallotta, Director

/s/ Nitesh S. Patel	Date: March 29, 2005
Nitesh S. Patel, Director

/s/ Louis W. Spatafore	Date: March 29, 2005
Louis W. Spatafore, Director

/s/ Richard L. Toothman	Date: March 29, 2005
Richard L. Toothman, Director

/s/ Michael F. Trent	Date: March 29, 2005
Michael F. Trent, Director

/s/ Samuel J. Warash	Date: March 29, 2005
Samuel J. Warash, Director